POWER OF ATTORNEY

Each of the undersigned officers and trustees of the DIREXION FUNDS, a Massachusetts business trust (the “Trust”), hereby nominates, constitutes and appoints Angela Brickl, Patrick Rudnick, or Alyssa Sherman as his or her true and lawful attorney-in-fact and agent, for him or her and on his or her behalf and in his or her name, place and stead in any and all capacities, to make, execute and sign the Trust’s registration statement on Form N-1A (“Registration Statement”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments to such Registration Statement and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the beneficial interest of the Trust, any such Registration Statement or amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees itself/themselves might or could do.

IN WITNESS WHEREOF, DIREXION FUNDS has caused this power of attorney to be executed in its name by its Chairman of the Board, and the undersigned officers and trustees have hereunto set their hands and seals at New York, New York on this 16th day of February, 2023.

DIREXION FUNDS

By:	/s/ Daniel D. O’Neill
Name:	Daniel D. O’Neill, Chairman of the Board

Signature	Title

/s/ Daniel D. O’Neill	Chairman of the Board
Daniel D. O’Neill

/s/ David L. Driscoll	Trustee
David L. Driscoll

/s/ Kathleen M. Berkery	Trustee
Kathleen M. Berkery

/s/ Mary Jo Collins	Trustee
Mary Jo Collins

/s/ Carlyle Peake	Trustee
Carlyle Peake

/s/ Angela Brickl	Trustee
Angela Brickl

/s/ Patrick Rudnick	Principal Executive Officer
Patrick Rudnick

/s/ Corey Noltner	Principal Financial Officer
Corey Noltner

VOTED: that the officer and trustees of the Direxion Funds hereby nominate, constitute and appoint Angela Brickl, Patrick Rudnick, or Alyssa Sherman his or her true and lawful attorney in fact and agent, for his or her and on his or her behalf and in his or her name, place and stead in any and all capacities, to make, execute and sign the Direxion Funds’ registration statement on Form N-1A (each, a “Registration Statement”) under the Securities Act of 1933, and the Investment Company Act of 1940, and any and all amendments to such Registration Statement of the Direxion Funds, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of the shares of beneficial interest of the Direxion Funds, any such Registration Statement or amendments, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Direxion Funds and its officers and trustees itself/themselves might or could do.

/s/ Alyssa Sherman
Alyssa Sherman
Secretary of the Trust

Dated: February 16, 2023